UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 12, 2002

Commission file number 1-13163

TRICON GLOBAL RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
          (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On March 12, 2002, Tricon Global Restaurants, Inc. issued a press release announcing it has signed a definitive agreement to acquire Long John Silver's and A&W All American Food Restaurants, owned by Yorkshire Global Restaurants (YGR). Also, the Company will change its name from Tricon to YUM! Brands, Inc. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated March 12, 2002 from Tricon Global Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICON GLOBAL RESTAURANTS, INC. (Registrant)

Date: March 14, 2002	/s/ Matthew M. Preston
Vice President and Associate General Counsel

TRICON GLOBAL RESTAURANTS TO ACQUIRE LONG JOHN SILVER'S AND A&W ALL-AMERICAN FOOD RESTAURANTS TO DRIVE MULTIBRANDING LEADERSHIP

COMPANY WILL CHANGE NAME FROM TRICON TO YUM! BRANDS, INC.

Company expects First quarter Ongoing Operating EPS at high end of previously disclosed range of $0.74 - $0.78; Reconfirms Full-Year Ongoing Operating EPS Forecast of $3.56 to $3.63

LOUISVILLE, KENTUCKY (March 12, 2002) - Tricon Global Restaurants today announced it has signed a definitive agreement to acquire Long John Silver's and A&W All American Food Restaurants, owned by Yorkshire Global Restaurants (YGR), for $320 million in cash. The acquisition is subject to regulatory approval and other customary closing conditions.

"One of our major strategies is to drive global growth by leading the way in multibranding innovation - offering the consumer two brands and more choice in one restaurant. We have tested and proven the unique power of offering the seafood category's leading quick service brand, Long John Silver's, and the heritage of A&W's all-American hamburgers, hot dogs and legendary root beer floats to our existing KFCs and Taco Bells. Customers simply love the choice and convenience these combination restaurants offer. Our acquisition was based on proven test results that drove significant increases in average unit volumes and profits. We are confident multibranding is a key enabler for accelerating the renewal of our existing asset base and adding new units with excellent returns for our shareholders. We also expect a very successful integration given we have been working together for over two years, know the operations and will retain the top management and their core teams," said David C. Novak, Tricon Chairman and CEO.

Tricon is already the worldwide leader in multibranding, with 1,500 such restaurants generating $1.5 billion in annual system sales from KFC, Taco Bell and Pizza Hut combinations. In 2000, Tricon entered into a license agreement with Yorkshire to test multibranding options. Since then, the two companies have opened 83 KFC/A&Ws, six KFC/Long John Silver's and three Taco Bell/Long John Silver's. Results are extremely positive, with returns well above Tricon's cost of capital.

"One of the most positive aspects of the acquisition is we have strengthened our management team. Sid Feltenstein, the entrepreneur who saw the latent power of the A&W and Long John Silver's brands, and has led significant sales and profit increases, will continue to serve as the chief executive of both brands. Sid was named Entrepreneur of the Year in 2001 for the outstanding job he has done driving both Long John Silver's and A&W's base businesses. Both Sid and I are passionate about the stand-alone power of each of our individual brands, and see a huge opportunity to transform the quick-service industry with multibranding innovation," Novak added.

Feltenstein commented, "By joining forces with Tricon, we believe Long John Silver's and A&W will become true national brands much more rapidly than if we remained a stand-alone company. We will also be able to capitalize on Tricon's strengths that we do not have now, and as a practical matter, could not dream of having for years to come, including human resource programs, purchasing power and far greater marketing and product development resources. This is a perfect win-win partnership for our systems."

Additionally, Tricon announced it expects its first quarter on-going operating EPS will be at the high end of the previously disclosed range of $0.74 - $0.78. The Company also reconfirmed its full year 2002 ongoing operating earnings forecast of $3.56-$3.63 per share. Dave Deno, Tricon's Chief Financial Officer commented, "Due to the strength of Tricon's base business, the estimated dilutive impact of the acquisition of two cents per share in 2002 will be offset. We are pleased with the terms of our deal. The price we paid reflects the solid base business of Long John Silver's and A&W, modest cost synergies, and it does not factor in any of the multibranding upside we expect to achieve."

NAME CHANGE

Tricon also announced it will change its corporate name to Yum! Brands, Inc. Novak stated, "Yum! Brands better reflects our expanding portfolio of brands and the unique fun and recognition culture we are driving. It also represents our ticker symbol on the New York Stock Exchange, and reinforces our Customer Mania passion to put a 'Yum' on our customers faces all around the world." The name change is subject to approval of the Company's shareholders, which is expected at its annual shareholders meeting on May 16, 2002.

Tricon Global Restaurants, Inc. (NYSE: YUM), based in Louisville, Kentucky, is the world's largest restaurant company in terms of system units with over 30,000 restaurants in over 100 countries and territories. The company's brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style restaurant categories, respectively. Total worldwide system sales for the brands were over $22 billion in 2001.

Based in Lexington, Kentucky, privately held Yorkshire Global Restaurants was created in 1999 following the merger of Long John Silver's and A&W All American Food Restaurants. The

company ended 2001 with nearly $1.1 billion in system sales from 1,225 Long John Silver's (1,200 U.S./25 international) and 970 A&W (780 U.S./190 international) restaurants, including 121 multibranded Long John Silver's/A&W restaurants. Founded in 1969, Long John Silver's is the largest quick-service seafood chain worldwide, with $812 million in system sales. Its name was inspired by Robert Louis Stevenson's classic Treasure Island novel. Today, Long John Silver's serves a variety of signature batter-dipped fish, chicken and seafood. A&W began its heritage in 1919. Its signature frosty mug root beer floats, all-American pure-beef hamburgers and hot dogs have been a favorite for generations of consumers. A&W generates $285 million in system sales.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include: changes in global and local business, economic and political conditions in the countries and territories where Tricon operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Tricon and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

INVESTOR CONFERENCE CALL - TUESDAY, MARCH 12

Tuesday, March 12, Tricon executives will host a conference call for investors and analysts at 10:00 a.m. EST, to discuss these announcements. This call will be open to the public. Members of the media can listen in only and are invited to participate in the media conference call where they can ask questions. Additional information is included below about the media conference call, which immediately follows this investor call.

Please observe the following call-in procedure for the Investor Conference Call:

  Call in as early as 9:40 a.m. EST.
  Callers in the U.S.A. and Canada dial 877/815-2029.
  International callers dial 706/645-9271.
  Tell the operator your name and that you want to participate in the Tricon Investor Conference Call, led by Tim Jerzyk.
  Identify yourself and your company to the operator, who will then connect you to the conference call.
  Q&A will follow remarks by Tricon executives, and the call will end at 11:00 a.m. EST.
  You may also access the call (listen mode) by going to www.triconglobal.com and selecting "Tricon Investor Conference Call Web Cast." (Note: To access the Web cast, Windows Media Player is required, which can be downloaded free from a link appearing on the Web site. The process takes at least 10 minutes.)

Analysts/shareholders should direct their questions concerning our earnings to

Tim Jerzyk, V.P. Investor Relations	502/874-2543
Scott Colosi, Director Investor Relations	502/874-8918

This call will be recorded and available for playback by dialing 800/642-1687 in the U.S.A. and Canada or 706/645-9291 internationally. The access code is 3392240. The playback will run continually from Tuesday, March 12, starting at approximately 1:00 p.m. EST through Thursday, March 21, ending at midnight EST. You can also listen to a replay of the call by accessing our Web site, www.triconglobal.com, and selecting "Tricon Investor Conference Call Web Cast."

MEDIA CONFERENCE CALL FOR PRESS - TUESDAY, MARCH 12

Tricon executives will host a conference call for members of the media at 11:00 a.m. EST, to discuss these announcements. Questions from the media will be accepted during the call.

Please observe the following call-in procedure:

  Call in as early as 10:40 a.m. EST.
  Callers in the U.S.A. and Canada dial 877/806-2091.
  International callers dial 706/634-5922.
  Tell the operator your name and that you want to participate in the Tricon Press

  Conference Call for the Media, led by Jonathan Blum.
  Identify yourself and your company to the operator, who will then connect you to the conference call.
  Q&A will follow remarks by Tricon executives, and the call will end at 12:00 noon EST.
  You may also access the call (listen mode) by going to www.triconglobal.com and selecting "Tricon Conference Call Web Cast." (Note: To access the Web cast, Windows Media Player is required, which can be downloaded free from a link appearing on the Web site. The process takes at least 10 minutes.)

Members of the press should direct their questions to:

Amy Sherwood, V.P. Public Relations	502/874-8200

This call will be recorded and available for playback by dialing 800/642-1687 in the U.S.A. and Canada or 706/645-9291 internationally. The access code is 3510767. The playback will run continually from Tuesday, March 12, starting at approximately 2:00 p.m. EST through Thursday, March 21, ending at midnight EST. You can also listen to a replay of the call by accessing our Web site, www.triconglobal.com, and selecting "Tricon Media Conference Call Web Cast."

INVESTOR/ANALYST MEETING - THURSDAY, MARCH 14

Thursday, March 14, at 9:00 a.m. EST, Tricon will host an investor/analyst meeting at the Four Seasons Hotel, Cosmopolitan Room, 57 E 57th Street, New York City, New York, 10022. The meeting will be Web cast, and it can be accessed through Tricon's Web site: www.triconglobal.com.

At this meeting, David Novak, chairman and CEO, and Dave Deno, CFO, will review Tricon's strategic objectives and details of this acquisition. Additionally, Sid Feltenstein, of Yorkshire Global Restaurants, will join Messrs. Novak and Deno for questions after the presentations. Presentations can be viewed on Tricon's Web site, www.triconglobal.com, at 11:00 a.m. EST, Thursday, March 14.